Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2014

Englewood, CO — May 8, 2014 — Ascent Capital Group, Inc. (“Ascent or the “Company”) (Nasdaq: ASCMA) has reported results for the three months ended March 31, 2014. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), one of the nation’s largest and fastest-growing home security alarm monitoring companies.

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to more than 1 million residential and commercial customers. Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights(1):

•                  Ascent’s net revenue for the three months ended March 31, 2014 increased 32.7%

•                  Ascent’s Adjusted EBITDA(2) for the three months ended March 31, 2014 increased 23.3%

•                  Monitronics’ Adjusted EBITDA(3) for three months ended March 31, 2014 increased 28.6%

•                  Monitronics subscriber accounts as of March 31, 2014 increased 27.9% to 1,046,785

•                  Average RMR per subscriber(4) as of March 31, 2014 increased 3.5% to $41.15

•                  Management completed the transitioning of Security Networks’ operations from Florida to Texas in April 2014

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “We are pleased with Monitronics’ solid financial performance and the successful completion of the Security Networks integration, which was finalized in April.”

“At the holding company level, our balance sheet remains strong and we continue to pursue productive and accretive investments in the alarm monitoring industry and adjacent sectors, while being opportunistic about share repurchases.”

Mike Haislip, President and Chief Executive Officer of Monitronics said, “During the first quarter Monitronics revenue increased 32% while Adjusted EBITDA grew a solid 28%, despite severe winter weather that periodically affected our dealers across the country. Total subscriber accounts were up 28% over the first quarter of last year and our attrition level increased modestly from 12.2% to 12.3%, and was unchanged from year-end.

“The first quarter also included the ongoing Security Networks’ integration and, due to the strong efforts of our operating team, on April 24th we successfully completed the transition of all Security Networks accounts to be serviced and monitored out of our call center in Dallas. We originally projected that operational efficiencies from the combined business would drive $4-6 million in annual cost savings, and we are on track to exceed those estimates. We are excited about where our business stands and its future prospects.”

(1)  Comparisons are year-over-year unless otherwise specified.

(2)  For a definition of Adjusted EBITDA and applicable reconciliations, see the Appendix to this release. Ascent’s net loss from continuing operations for the three months ended March 31, 2014 totaled $9.4 million.

(3)  Monitronics’ net loss for the three months ended March 31, 2014 totaled $7.9 million.

(4)  Calculated as the average recurring monthly revenue per subscriber.

Three Months Ended March 31, 2014 Results

Ascent Capital Group, Inc.

For the three months ended March 31, 2014, Ascent reported net revenue of $132.9 million, an increase of 32.7% compared to $100.2 million for the three months ended March 31, 2013. This increase in net revenue is primarily attributable to increases in Monitronics’ subscriber accounts and average RMR per subscriber, which were both driven in part by the August 16, 2013 acquisition of Security Networks.

Ascent’s total cost of services for the three months ended March 31, 2014 increased 45.3% to $22.1 million. This increase is primarily attributable to Monitronics’ subscriber growth over the last twelve months, as well as increases in cellular and service costs, as described in more detail below.

Selling, general & administrative (“SG&A”) costs for the three months ended March 31, 2014 increased 34.5% to $26.5 million. The increase is primarily attributable to increases in Monitronics SG&A expenses as well as the inclusion of Security Networks SG&A of $3.9 million for the three months ended March 31, 2014. The increase in Monitronics SG&A is partly attributable to redundant staffing and operating costs at our Dallas, Texas headquarters and integration costs incurred in advance of transitioning Security Networks’ operations from Florida to Texas.

For the quarter, Ascent’s Adjusted EBITDA increased 23.3% to $87.9 million. This increase is primarily due to revenue and subscriber growth at Monitronics.

Ascent reported a net loss from continuing operations for the three months ended March 31, 2014 of $9.4 million, compared to net income of $2.3 million for the same period in 2013.

Monitronics International, Inc.

For the three months ended March 31, 2014, Monitronics reported net revenue of $132.9 million, an increase of 32.7% compared to $100.2 million for the three months ended March 31, 2013. The increase in net revenue is attributable to a 27.9% increase in the number of subscriber accounts and a 3.5% increase in the average RMR per subscriber to $41.15 as of March 31, 2014. The growth in subscribers reflects the Security Networks acquisition in August 2013, which included over 200,000 subscriber accounts, as well as the acquisition of over 135,000 accounts through Monitronics’ authorized dealer program subsequent to March 31, 2013, and the purchase of approximately 18,200 accounts in bulk buys over the last 12 months.

Monitronics’ total cost of services for the three months ended March 31, 2014 increased 45.3% to $22.1 million. The increase for the three months ended March 31, 2014 is primarily attributable to subscriber growth over the last twelve months, as well as increases in cellular and service costs. Cellular costs increased due to more accounts being monitored across the cellular network, which often include home automation services. This has also resulted in higher service costs as existing subscribers upgrade their systems.

Monitronics’ SG&A costs for the three months ended March 31, 2014 increased 44.5% to $23.0 million compared to the prior year period. The increase is primarily attributable to subscriber growth over the last twelve months.  Increased SG&A costs are also attributable to redundant staffing and operating costs at Monitronics’ Dallas, Texas headquarters and integration costs incurred in advance of transitioning Security Networks’ operations from Florida to Texas. Integration costs for the three months ended March, 31, 2014, were $1.1 million, which primarily relate to professional services rendered.

Monitronics’ Adjusted EBITDA for the three months ended March 31, 2014 was $89.3 million, an increase of 28.6% over the three months ended March 31, 2013. The increase is primarily due to revenue and subscriber growth at Monitronics driven by accounts acquired through Monitronics’ authorized dealer program, the acquisition of Security Networks and bulk account purchases over the last twelve months. Monitronics’ Adjusted EBITDA as a percentage of revenue was 67.2% in the first quarter of 2014, compared to 69.3% for the three months ended March 31, 2013.

Monitronics’ reported a net loss for the three months ended March 31, 2014 of $7.9 million compared to net income of $1.3 million in the prior year period.

The table below presents subscriber data for the twelve months ended March 31, 2014 and 2013:

	Twelve Months Ended March 31,
	2014	2013

Beginning balance of accounts	818,335	706,881
Accounts acquired	357,855	206,665
Accounts cancelled	(118,688)	(92,696)
Canceled accounts guaranteed by dealer and acquisition adjustment (a) (b)	(10,717)	(2,515)
Ending balance of accounts	1,046,785	818,335
Monthly weighted average accounts	962,527	759,180
Attrition rate	(12.3)%	(12.2)%

(a)         Canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)         Includes 2,064 subscriber accounts that were proactively cancelled following the acquisition of Security Networks in August 2013 because they were active with both Monitronics and Security Networks.

During the three months ended March 31, 2014, Monitronics acquired 31,774 subscriber accounts. Acquired contracts for the twelve months ended March 31, 2014 include 203,898 accounts acquired in the Security Networks acquisition, which was completed on August 16, 2013.  In addition, subscriber accounts acquired for the twelve months ended March 31, 2013 include approximately 93,000 accounts purchased in a bulk buy on October 25, 2012.

Monitronics’ trailing twelve month attrition for the period ending March 31, 2014 was 12.3%, compared to 12.2% for the period ended March 31, 2013.

Ascent Liquidity and Capital Resources

At March 31, 2014, on a consolidated basis, Ascent had $189.5 million of cash, cash equivalents and marketable securities, of which $26.7 million was used to fund Monitronics’ semi-annual interest payment on its Senior Notes on April 1, 2014.  A portion of these assets may also be used to decrease debt obligations or fund stock repurchases, strategic acquisitions or investment opportunities.

During the three months ended March 31, 2014, Monitronics used cash of $53.8 million to fund subscriber account acquisitions, net of holdback and guarantee obligations.

At March 31, 2014 the existing long-term debt principal balance of $1.6 billion includes Monitronics’ Senior Notes, Credit Facility and Credit Facility revolver and Ascent’s Convertible Notes. The Convertible Notes have an outstanding principle balance of $103.5 million as of March 31, 2014 and mature on July 15, 2020. Monitronics’ Senior Notes have an outstanding principal balance of $585.0 million as of March 31, 2014 and mature on April 1, 2020. The Credit Facility term loans have an outstanding principal balance of $905.2 million as of March 31, 2014 and require principal payments of approximately $2.3 million per quarter with the remaining outstanding balance becoming due on March 23, 2018. The Credit Facility revolver has an outstanding balance of $37.5 million as of March 31, 2014 and becomes due on December 22, 2017.

Conference Call

Ascent will host a conference call today, May 8, 2014, at 5:00 p.m. EDT. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 34486038.

Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through July 8, 2014 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 34486038.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, acquisition opportunities, market potential, consumer demand for interactive and home automation services, benefits from the integration of Security Networks’ operations, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent, our ability to capitalize on acquisition opportunities, general market and economic conditions, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC. Monitronics International, headquartered in Dallas, TX, is one of the nation’s largest, fastest-growing home security alarm monitoring companies, providing security alarm monitoring services to more than 1 million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. For more information, see http://ascentcapitalgroupinc.com/

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$59,663	$44,701
Restricted cash	119	40
Marketable securities, at fair value	129,841	129,496
Trade receivables, net of allowance for doubtful accounts of $1,664 in 2014 and $1,937 in 2013	13,896	13,019
Deferred income tax assets, net	7,128	7,128
Income taxes receivable	—	7
Prepaid and other current assets	8,630	8,400
Assets held for sale	1,231	1,231
Total current assets	220,508	204,022

Property and equipment, net of accumulated depreciation of $38,291 in 2014 and $35,528 in 2013	55,765	56,528
Subscriber accounts, net of accumulated amortization of $560,310 in 2014 and $503,497 in 2013	1,336,123	1,340,954
Dealer network and other intangible assets, net of accumulated amortization of $39,242 in 2014 and $34,297 in 2013	59,690	64,635
Goodwill	526,513	526,513
Other assets, net	31,513	32,152
Total assets	$2,230,112	$2,224,804

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,991	$7,096
Accrued payroll and related liabilities	3,707	3,602
Other accrued liabilities	46,619	34,431
Deferred revenue	15,081	14,379
Holdback liability	19,227	19,758
Current portion of long-term debt	9,166	9,166
Liabilities of discontinued operations	7,256	7,136
Total current liabilities	107,047	95,568

Non-current liabilities:
Long-term debt	1,588,869	1,572,098
Long-term holdback liability	6,253	6,698
Derivative financial instruments	3,193	2,013
Deferred income tax liability, net	17,681	16,798
Other liabilities	16,786	17,808
Total liabilities	1,739,829	1,710,983

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,503,486 and 13,672,674 shares at March 31, 2014 and December 31, 2013, respectively	135	137
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 384,212 shares both at March 31, 2014 and December 31, 2013	4	4
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,457,523	1,470,056
Accumulated deficit	(967,847)	(958,115)
Accumulated other comprehensive income, net	468	1,739
Total stockholders’ equity	490,283	513,821
Total liabilities and stockholders’ equity	$2,230,112	$2,224,804

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands, except share amounts

(unaudited)

	Three months ended March 31,
	2014	2013

Net revenue	$132,864	100,158

Operating expenses:
Cost of services	22,090	15,202
Selling, general, and administrative, including stock-based compensation	26,537	19,737
Amortization of subscriber accounts, dealer network and other intangible assets	61,780	44,315
Depreciation	2,758	1,914
Restructuring charges	547	—
Gain on sale of operating assets, net	—	(3,391)
	113,712	77,777

Operating income	19,152	22,381

Other income (expense), net:
Interest income	878	980
Interest expense	(28,773)	(21,143)
Other income, net	986	870
	(26,909)	(19,293)

Income (loss) from continuing operations before income taxes	(7,757)	3,088
Income tax expense from continuing operations	(1,621)	(774)
Net income (loss) from continuing operations	(9,378)	2,314

Discontinued operations:
Earnings (loss) from discontinued operations	(354)	446
Income tax expense	—	—
Earnings (loss) from discontinued operations, net of income tax	(354)	446

Net income (loss)	(9,732)	2,760

Other comprehensive income (loss):
Foreign currency translation adjustments	55	(375)
Unrealized holding gain (loss) on marketable securities	345	(684)
Unrealized gain (loss) on derivative contracts, net	(1,671)	259
Total other comprehensive loss, net of tax	(1,271)	(800)

Comprehensive income (loss)	$(11,003)	1,960

Basic earnings (loss) per share:
Continuing operations	$(0.68)	0.17
Discontinued operations	(0.02)	0.03
Net Income (loss)	$(0.70)	0.20

Diluted earnings (loss) per share:
Continuing operations	$(0.68)	0.16
Discontinued operations	(0.02)	0.03
Net Income (loss)	$(0.70)	0.19

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Three months ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$(9,732)	2,760
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (earnings) from discontinued operations, net of income tax	354	(446)
Amortization of subscriber accounts, dealer network and other intangible assets	61,780	44,315
Depreciation	2,758	1,914
Stock-based compensation	1,662	1,820
Deferred income tax expense	877	109
Gain on sale of operating assets, net	—	(3,391)
Long-term debt amortization	1,063	192
Other non-cash activity, net	2,850	2,330
Changes in assets and liabilities:
Trade receivables	(2,719)	(1,876)
Prepaid expenses and other assets	(441)	2,087
Payables and other liabilities	10,866	10,671
Operating activities from discontinued operations, net	(234)	57

Net cash provided by operating activities	69,084	60,542

Cash flows from investing activities:
Capital expenditures	(1,938)	(1,277)
Cost of subscriber accounts acquired	(53,789)	(46,043)
Purchases of marketable securities	—	(1,003)
Increase in restricted cash	(79)	—
Proceeds from the sale of operating assets	—	4,547
Other investing activities	(25)	—

Net cash used in investing activities	(55,831)	(43,776)

Cash flows from financing activities:
Proceeds from long-term debt	42,900	24,700
Payments on long-term debt	(27,192)	(17,738)
Payments of financing costs	—	(1,746)
Stock option exercises	665	—
Purchases and retirement of common stock	(14,664)	—

Net cash provided by financing activities	1,709	5,216

Net increase in cash and cash equivalents	14,962	21,982

Cash and cash equivalents at beginning of period	44,701	78,422

Cash and cash equivalents at end of period	$59,663	100,404

Supplemental cash flow information:
State taxes received, net	$10	—
Interest paid	11,963	10,437

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and “Adjusted EBITDA.”  Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock-based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges.  Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business’ ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.  Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles (“GAAP”), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent Capital’s total Adjusted EBITDA to net income (loss) from continuing operations:

	Three months ended
	March 31,
	2014	2013
	(Amounts in thousands)

Total Adjusted EBITDA	$87,944	71,300
Amortization of subscriber accounts, dealer network and other intangible assets	(61,780)	(44,315)
Depreciation	(2,758)	(1,914)
Stock-based and long-term incentive compensation	(1,662)	(1,820)
Restructuring charges	(547)	—
Security Networks integration costs	(1,059)	—
Interest income	878	980
Interest expense	(28,773)	(21,143)
Income tax expense from continuing operations	(1,621)	(774)

Net income (loss) from continuing operations	$(9,378)	2,314

The following table provides a reconciliation of Monitronics’ total Adjusted EBITDA to net income (loss):

	Three months ended
	March 31,
	2014	2013
	(Amounts in thousands)

Total Adjusted EBITDA	$89,275	69,414
Amortization of subscriber accounts, dealer network and other intangible assets	(61,780)	(44,315)
Depreciation	(2,383)	(1,488)
Stock-based compensation	(414)	(361)
Restructuring charges	(547)	—
Security Networks integration costs	(1,059)	—
Interest expense	(29,344)	(21,127)
Income tax expense	(1,599)	(774)

Net income (loss)	$(7,851)	1,349